Exhibit 99.1

Werewolf Therapeutics Reports Third Quarter 2025 Financial Results and Provides Business Update

– Update on WTX-124 Phase 1/1b clinical trial interim data and End of Phase 1 meeting with the U.S. Food & Drug Administration (FDA) is expected to be provided later in the fourth quarter of 2025 –
– Update on Phase 1b/2 clinical trial of WTX-330 and potential further development plan is expected to be provided later in the fourth quarter of 2025 –
– WTX-1011, Company’s first INDUCERTM T-cell engager development candidate targeting STEAP1, continues IND-enabling studies –
Watertown, Mass., November 4, 2025 (GLOBE NEWSWIRE) – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (Nasdaq: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions, today provided a business update and reported financial results for the third quarter ended September 30, 2025.
“Werewolf is delivering on the promise of its proprietary PREDATOR® platform of conditionally activated immune therapeutics, marked by significant progress for our lead INDUKINETM clinical programs, WTX-124 and WTX-330, and our first INDUCER T-cell engager candidate, WTX-1011,” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf. “For WTX-124, which received Fast Track Designation last month, we plan to provide an update later in the fourth quarter of 2025 on the path to a registration-enabling trial based on interim Phase 1/1b clinical trial data and feedback from an End of Phase 1 meeting with the FDA. At the same time, we plan to provide an update on the current Phase 1b/2 clinical trial of WTX-330 and a potential development plan for this program. Finally, we continue to make progress in IND-enabling studies for WTX-1011, our first INDUCER T cell Engager development candidate, and plan to nominate a differentiated target candidate by year-end.”
Recent Highlights and Upcoming Milestones
Clinical-Stage INDUKINE Molecules:
•WTX-124: a systemically delivered, conditionally activated Interleukin-2 (IL-2) INDUKINE molecule being developed as monotherapy and in combination with pembrolizumab in multiple solid tumor types.
◦Fast Track Designation received from the US FDA for the use of WTX-124 for the potential treatment of patients with locally advanced or metastatic cutaneous melanoma after standard of care immunotherapy. Fast Track Designation is intended to expedite the development of drugs to address a serious unmet medical need and provide opportunities for frequent FDA interactions.
◦All expansion arms are either actively enrolling patients or fully enrolled in the ongoing Phase 1/1b clinical trial at a recommended dose of 18 mg administered intravenously every two weeks (IV Q2W). Enrollment is expected to be completed in all arms by the first quarter of 2026.
◦In the fourth quarter of 2025, Werewolf plans to release interim data from the monotherapy and combination expansion arms and to provide feedback from the Company’s End of Phase 1 meeting with the FDA. These inputs are expected to provide insight into potential registrational pathways for WTX-124 in advanced or metastatic cutaneous melanoma.
◦At the 2025 Society for Immunotherapy of Cancer’s (SITC) 40th Annual Meeting, the Company will present a poster entitled: “Pharmacokinetic insight into the IL-2 INDUKINE prodrug WTX-124: real-time assessment of tumor-specific activation and immune modulation.”

•WTX-330: a systemically delivered, conditionally activated Interleukin-12 (IL-12) INDUKINE molecule being developed in advanced or metastatic solid tumors.
◦Actively enrolling in a Phase 1b/2 clinical trial (WTX-330x2102) in locally advanced or metastatic solid tumors. An update on the clinical trial is expected to be released in the fourth quarter of 2025, with guidance on potential further development plans.
◦At the 2025 Society for Immunotherapy of Cancer’s (SITC) 40th Annual Meeting, the Company will present a poster entitled: “Sequential administration of WTX-124 and mWTX-330, IL-2 and IL-12 INDUKINE molecules, enhanced anti-tumor activity in mice bearing poorly immunogenic EMT6 tumors without systemic toxicity.”
Preclinical-Stage INDUCER Molecules:
•WTX-1011: a potential first-in-class conditionally activated anti-STEAP1 T-cell engager to provide an improved therapeutic index.
◦STEAP1 is a promising prostate cancer target with limited expression in normal tissues, but notable toxicities are associated with existing anti-STEAP1 T-cell engager therapy.
◦Preclinical data demonstrated that PREDATOR® masking technology successfully silenced peripheral activity and prevented cytokine release.
•Utilizing a novel and highly effective anti-CD3 masking strategy, Werewolf expects to nominate a differentiated target candidate in the fourth quarter of 2025.
•At the 2025 Society for Immunotherapy of Cancer’s (SITC) 40th Annual Meeting, the Company will present a poster entitled: “Development of conditional T cell engagers (INDUCERTM molecules) with a highly effective masking approach to reduce dose-limiting cytokine release and off-target peripheral toxicity.”
Preclinical-Stage INDUKINE Partnering Opportunities:
•Werewolf’s previously announced development candidates available for partnering include: WTX-712, its Interleukin-21 (IL-21) INDUKINE molecule, and WTX-518, its binding protein resistant Interleukin-18 (IL-18) INDUKINE molecule, each for the treatment of cancer, and WTX-921, a first-of-its-kind Interleukin-10 (IL-10) INDUKINE molecule for the treatment of inflammatory bowel disease (IBD) and potentially other inflammatory diseases.
Financial Results for the Third Quarter of 2025:
•Cash position: As of September 30, 2025, cash and cash equivalents were $65.7 million, compared to $77.6 million as of June 30, 2025. The Company believes its cash and cash equivalents as of September 30, 2025, will be sufficient to fund operational expenses and capital expenditure requirements into the fourth quarter of 2026.
•Research and development expenses: Research and development expenses were $11.6 million for the third quarter of 2025, compared to $12.5 million for the same period in 2024.
•General and administrative expenses: General and administrative expenses were $4.1 million for the third quarter of 2025, compared to $4.6 million for the same period in 2024.
•Net loss: Net loss was $16.4 million for the third quarter of 2025, compared to $16.7 million for the same period in 2024.
About Werewolf Therapeutics:
Werewolf Therapeutics, Inc., is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions. The Company is leveraging its proprietary PREDATOR® platform to design conditionally activated INDUKINETM and INDUCERTM molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Werewolf’s INDUKINE molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. The Company’s most advanced clinical stage product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2) and Interleukin-12 (IL-12) INDUKINE

molecules, respectively, for the treatment of solid tumors. Werewolf is advancing WTX-124 in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor and WTX-330 in multiple solid tumor types as a single agent. Werewolf is leveraging positive data from its INDUKINE molecules to advance the development of INDUCER molecules. Werewolf’s first INDUCER development candidate, WTX-1011, targets STEAP1 for prostate cancer. To learn more visit www.werewolftx.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management; the projection of the cash runway; the expected timeline for the preclinical and clinical development of product candidates and the availability of data from such preclinical and clinical development; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the future results of the trial and future clinical trials; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; the Company’s ability to continue as a going concern; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
WEREWOLF®, the WEREWOLF logo, PREDATOR®, INDUKINETM, INDUCERTM, and other Werewolf trademarks, service marks, graphics and logos are trade names, trademarks or registered trademarks of Werewolf Therapeutics, Inc., in the United States or other countries. All rights reserved.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Collaboration revenue	$—	$—	$—	$1,885
Operating expenses:
Research and development	11,634	12,528	37,897	40,707
General and administrative	4,092	4,596	13,362	14,424
Total operating expenses	15,726	17,124	51,259	55,131
Operating loss	(15,726)	(17,124)	(51,259)	(53,246)
Other (expense) income	(644)	451	(1,182)	3,131
Net loss	$(16,370)	$(16,673)	$(52,441)	$(50,115)

Net loss per common share, basic	$(0.36)	$(0.38)	$(1.16)	$(1.17)
Net loss per common share, diluted	$(0.36)	$(0.38)	$(1.16)	$(1.19)
Weighted-average common shares outstanding, basic	45,804,042	43,704,836	45,207,894	42,947,282
Weighted-average common shares outstanding, diluted	45,804,042	43,704,836	45,207,894	43,386,287
Werewolf Therapeutics, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$65,711	$110,995
Working capital	$50,570	$97,886
Total assets	$79,627	$126,929
Total notes payable, net of discount and issuance costs	$27,656	$26,095
Total stockholders’ equity	$29,614	$73,390

Investor Contact:
Dan Ferry
LifeSci Advisors
617.430.7576
daniel@lifesciadvisors.com
Media Contact:
Amanda Sellers
Deerfield Group
301.332.5574
amanda.sellers@deerfieldgroup.com
Company Contact:
Tim Trost
Chief Financial Officer
Werewolf Therapeutics
ttrost@werewolftx.com